SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 30, 1999
                        (Date of earliest event reported)

                         K N Energy, Inc. (Exact name of
                     Registrant as specified in its charter)


   Kansas                            1-6446                    48-0290000
(State of                     (Commission File No.)         (IRS Employer
Incorporation)                                              Identification No.)

                              370 Van Gordon Street
                                P. O. Box 281304
                          Lakewood, Colorado 80228-8304
          (Address of principal executive offices, including zip code)

                                 (303) 989-1740
              (Registrant's telephone number, including area code)
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Item 5.        Other Events.

Early Termination of HSR Waiting Period
---------------------------------------

          As previously disclosed, K N Energy, Inc., a Kansas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 20, 1999, among Sempra Energy, a California corporation ("Sempra"), Cardinal Acquisition Corp., a California corporation ("Merger Sub"), and the Company. Pursuant to the Merger Agreement, among other things, the Company will be merged with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"). One of the conditions to completing the Merger was termination or early expiration of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act").

          On March 30, 1999, the Company received notification from the Federal Trade Commission that early termination of the waiting period under the HSR Act with respect to the Merger was granted.

Item 7.        Financial Statements, Pro Forma Financial Information and
Exhibits.

          (c)  Exhibits.

               99.1 Joint Press Release of the Company and Sempra, issued April 2, 1999.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        K N Energy, Inc.



                                        By:  /s/ Martha B. Wyrsch
                                             -----------------------------------
                                             Name:   Martha B. Wyrsch
                                             Title:  Vice President,
                                                      General Counsel and
                                                      Secretary

Date:  April 2, 1999

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                                  EXHIBIT INDEX

99.1      Joint Press Release of the Company and Sempra, issued April 2, 1999.

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